UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 17, 1999

CATALYTICA, INC.
(Exact name of Registrant as specified in its charter)

0-20966
(Commission File Number)

Delaware	94-2262240

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

430 Ferguson Drive
Mountain View, California 94043
(Address of principal executive offices)

(650) 960-3000
(Registrant's telephone number, including area code)

ITEM 5.       OTHER EVENTS

     On September 20, 1999, pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of July 14, 1999 (the " Merger Agreement") by and among Catalytica, Inc. (" Catalytica" or the "Company"), Pilot Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Catalytica and Wyckoff Chemical Company, Inc. ("Wyckoff"), Catalytica consummated a merger with Wyckoff by means of a merger of Merger Sub into Wyckoff (the "Merger"), with Wyckoff remaining as the surviving corporation in the Merger. As a result of the Merger, Wyckoff became a wholly-owned subsidiary of Catalytica. The Merger qualifies as a pooling of interests for financial reporting purposes, in accordance with generally accepted accounting principles.

     In order to satisfy requirements under the Merger Agreement, the Company is filing herewith combined results for a 31-day period from October 1 to October 31, 1999 of Catalytica. The financial results file herewith are for one month only and are not indicative of results for the Quarter ended December 31, 1999, or for any other period.

CATALYTICA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS *
(in thousands, except per share amounts)

	Month Ended October 31, 1999	Ten Months Ended October 31, 1999

Revenues:
Product sales	$36,393	$332,140
Research revenues	1,521	18,269
Total revenues	37,914	350,409

Costs and expenses:
Cost of product sales	28,908	264,366
Research and development	3,460	33,594
Selling, general and administrative	2,120	22,408
Total costs and expenses	34,488	320,368

Operating income	3,426	30,041

Interest expense, net	(418)	(4,715)
Gain (loss) on joint ventures	0	(1,133)
Income taxes	(486)	(4,334)

Net income	$ 2,522	$19,859

Net income per share:
Basic	$ 0.04	$ 0.35
Diluted	$ 0.04	$ 0.29

Shares used in computing net income per share:
Basic	57,676	57,558
Diluted	63,970	63,873

* Note: The results for all periods presented reflect the acquisition of Wyckoff Chemical Company which has been accounted for as a pooling of interests and was completed on September 20, 1999.

CATALYTICA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS *
(in thousands)

	October 31, 1999	December 31, 1998

ASSETS:
Cash and short-term investments	$ 57,556	$ 46,462
Accounts and notes receivable, net	35,131	40,012
Inventory	91,743	96,303
Other current assets	4,828	4,740
Total current assets	189,258	187,517

Property and equipment, net	211,538	192,367
Other assets	2,316	3,177
	$403,112	$383,061

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities	$ 61,909	$ 55,156
Current portion of long-term debt	11,880	15,500
Total current liabilities	73,789	70,656

Long-term debt	68,165	73,461
Other long-term liabilities	4,961	4,921
Minority interest	41,000	41,000
Class A and B common stock	97,079	97,079
Stockholders’ equity	118,118	95,944
	$403,112	$383,061

* Note: The results for all periods presented reflect the acquisition of Wyckoff Chemical Company which has been accounted for as a pooling of interests and was completed on September 20, 1999.

# # # #

CATALYTICA, INC.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 17, 1999	CATALYTICA, INC. (Registrant)
By: /s/ LAWRENCE W. BRISCOE Lawrence W. Briscoe Vice President and Chief Financial Officer Signing on behalf of the registrant and as principal financial officer